Exhibit 10.45

SHAREHOLDER LOCK-UP AGREEMENT

This Shareholder Lock-up Agreement (this “Agreement”) is dated as of [__], 2025, by and among Welsbach Technology Metals Acquisition Corp., a Delaware corporation (“Acquiror”), EVOLUTION METALS LLC, a Delaware limited liability company (the “Company”), Welsbach Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”) and the Persons set forth on Schedule I hereto (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

Whereas, as of the date hereof, the Shareholders are the holders of record and “beneficial owners” (within the meaning of Rule 13d-3 of the Exchange Act) of such number of equity interests in the applicable Korean Target (such interests, the “Korean Equity Interests”) as indicated opposite each such Shareholder’s name on Schedule I attached hereto (all such Korean Equity Interests, together with any Korean Equity Interests of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired (including by way of tender offer) by any Shareholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Interests”);

Whereas, Acquiror, WTMA Merger Subsidiary Corp., a Delaware corporation, and the Company entered into an Agreement and Plan of Merger, dated April 1, 2024, amended and restated on November 6, 2024, and amended by the Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated November 11, 2024 (as may be amended from time to time, the “Business Combination Agreement”);

Whereas, pursuant to the Business Combination Agreement, among other things, (i) WTMA Merger Subsidiary LLC (“Merger Sub”) will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirectly wholly owned subsidiary of Acquiror; (ii) Acquiror will change its name to “Evolution Metals & Technologies Corp.” and continue as a publicly traded corporation, in each case, on the terms and subject to the conditions set forth therein; (iii) in connection with the Precedent Transactions, the Shareholders intend to enter share exchange agreements pursuant to which the Shareholders intend to exchange their applicable Subject Interests in exchange for Company Membership Units; and (iv) at the Closing, the Shareholders shall receive the Minority Merger Consideration in the form of Acquiror Common Shares pursuant to the Business Combination Agreement; and

Whereas, in connection with the Merger, the Precedent Transactions and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), and for other good consideration, the parties hereto desire to enter into this Agreement pursuant to the terms and conditions set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SHAREHOLDER SUPPORT; COVENANTS

Section 1.1 No Pre-Closing Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with the terms thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to any Subject Interests, or any Company Membership Units to be exchanged for such Subject Interests pursuant to the Business Combination Agreement, owned by such Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Interests, or any Company Membership Units to be exchanged for such Subject Interests pursuant to the Business Combination Agreement, owned by such Shareholder or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) to (iii) collectively, a “Transfer”).

Section 1.2 New Interests. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Interests are issued to any Shareholder after the date of this Agreement pursuant to any share distribution, share split, recapitalization, reclassification, combination or exchange of Subject Interests or otherwise, (b) a Shareholder purchases or otherwise acquires (including by way of tender offer) beneficial ownership of any Subject Interests or (c) a Shareholder acquires (including by way of tender offer) the right to vote or share in the voting of any Subject Interests (collectively, the “New Securities”), then such New Securities acquired (including by way of tender offer) or purchased by such Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Interests owned by such Shareholder as of the date hereof.

Article II
SHAREHOLDER LOCK-UP; COVENANTS

Section 2.1 Lock-up Restriction. Each Shareholder agrees not to, without the prior written consent of the Company and the Board of Directors of Acquiror, Transfer any Acquiror Securities (as defined below) until  the third (3rd) anniversary of Closing (the “Lock-Up Period”).

Section 2.2 Exceptions to Lock-up Restriction. The restrictions set out in Section 2.1 above shall not apply to:

(a) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(b) in the case of an individual, Transfers pursuant to a qualified domestic relations order or divorce settlement;

(c) in the case of an entity, Transfers by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(d) transactions relating to Acquiror Securities acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(e) the exercise of any options or warrants to purchase Acquiror Securities (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(f) Transfers (including forfeitures) (x) to Acquiror to satisfy tax withholding obligations pursuant to equity incentive plans or arrangements of Acquiror or (y) pursuant to an escrow arrangement with Acquiror with respect to tax withholding obligations;

(g) Transfers to Acquiror pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Acquiror or forfeiture of such Shareholder’s Acquiror Securities in connection with the termination of such Shareholder’s service to Acquiror;

(h) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that (a) no sales of Acquiror Securities, shall be made by such Shareholder pursuant to such Trading Plan during the Lock-Up Period, and (b)(x) no public announcement or filing shall be made voluntarily regarding such plan during the Lock-Up Period or (y) if any public announcement is required of or voluntarily made by or on behalf of such Shareholder or Acquiror regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up Period;

(i) transactions in the event of completion of a liquidation, merger, consolidation, exchange, reorganization, tender offer or other similar transaction which results in all of Acquiror’s shareholders having the right to exchange their shares of Common Stock of Acquiror for cash, securities or other property; and

(j) transactions to satisfy any U.S. federal, state, or local income tax obligations of such Shareholder arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Merger from qualifying as a transfer to a corporation controlled by transferors under Section 351 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction;

provided, however, that in the case of clauses (a) through (c), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by these Transfer restrictions.

Section 2.3 Definitions. For the purposes of this Article II, notwithstanding the other provisions of this Agreement, the following term shall have the following meaning: “Acquiror Securities” shall mean any shares of Common Stock of Acquiror held by any Shareholder at Closing, any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock of Acquiror held by any such Shareholder at Closing, or any securities convertible into or exercisable or exchangeable for Common Stock of Acquiror held by any such Shareholder at Closing (in each case, after giving effect to the Transactions and which, for the avoidance of doubt, shall include the Common Shares of Acquiror issued or issuable at Closing).

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Shareholders. Each Shareholder represents and warrants as of the date hereof to Acquiror, Sponsor and the Company as follows:

(a) Organization; Due Authorization. If such Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s corporate, limited liability company or similar organizational powers and have been duly authorized by all necessary corporate, limited liability company or similar organizational actions on the part of such Shareholder. If such Shareholder is an individual, such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Shareholder.

(b)   Ownership. Such Shareholder is the record and beneficial owner (as defined in the Securities Act), or nominee of such Persons, of, and has good title to, all of such Shareholder’s Subject Interests as set forth opposite such Shareholder’s name in Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Interests (other than transfer restrictions under applicable securities Laws)) affecting any such Subject Interests, other than Liens pursuant to (i) this Agreement, (ii) the organizational documents of the applicable Korean Target, (iii) the Business Combination Agreement or (iv) any applicable securities Laws. Such Shareholder’s Subject Interests are the only equity securities in the applicable Korean Target owned of record or beneficially by such Shareholder on the date of this Agreement, and none of such Shareholder’s Subject Interests are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Interests, except as provided hereunder. Aside from the Subject Interests, such Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the applicable Korean Target or any equity securities convertible into, or which can be exchanged for, equity securities of the applicable Korean Target.

(c) No Conflicts. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of his, her or its obligations hereunder will not, (i) if such Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Shareholder or such Shareholder’s Subject Interests), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of his, her or its obligations under this Agreement.

(d)   Litigation. There are no Actions pending against such Shareholder, or, to the knowledge of such Shareholder, threatened against such Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of his, her or its obligations under this Agreement.

(e) Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that Acquiror, Sponsor and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Interests held by such Shareholder are irrevocable.

(f)   Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Shareholder, for which Acquiror or any of its Affiliates may become liable.

Article IV
MISCELLANEOUS

Section 4.1 Acknowledgment. Such Shareholder understands and acknowledges that each of Acquiror and the Company has entered into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

Section 4.2 Release. Effective as of the Effective Time, each Shareholder, on behalf of him, her or itself, his, her or its Affiliates and each of their respective assigns, heirs, beneficiaries, creditors, representatives and agents (collectively, the “Releasing Parties”), does irrevocably and fully waive, release, acquit and discharge forever the Company, Merger Sub, Acquiror, Sponsor and their respective Affiliates and present and former and direct or indirect partners, members and equity holders, directors, managers, officers, employees, principals, trustees, representatives, agents, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers and attorneys (collectively, the “Released Parties”), from any and all actions, claims, liabilities, losses, orders and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, that such Releasing Parties, or any of them, may have had in the past or may now have or may have in the future against the Released Parties, or any of them, related to events, circumstances, acts or omissions occurring, on or prior to the Effective Time that relate to or arise out of such Releasing Party’s status as a holder of equity of, or any other investment in, Acquiror and its Affiliates (including, for the avoidance of doubt, the Company) or any of their respective Affiliates, including any Subject Interests and any securities exercisable for, convertible into or otherwise issued with respect to any securities, obligations or other interests issued by Acquiror or any of its Affiliates (including, for the avoidance of doubt, the Company) that any such Releasing Party holds or has ever held or that otherwise relate to or arise out of any investment, subscription or purchase of any securities by such Releasing Party in the Company (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include, and each Releasing Party is not releasing any, (i) if such Shareholder is an employee of Acquiror or the Company, rights to accrued but unpaid salary, bonuses, expense reimbursements (in accordance with a bona fide employee expense reimbursement policy of Acquiror or the Company (as applicable)), accrued vacation and other benefits under Acquiror’s or the Company’s employee benefit plans, (ii) right to indemnification, exculpation, advancement of expense or similar rights with respect to service as a director, officer or manager or an Affiliate thereof, in each case of the foregoing, as set forth in Acquiror’s or the Company’s certificate of formation or other organizational documents, any indemnification agreement between Acquiror or the Company, on the one hand, and any such Shareholder, on the other hand, or as provided by law or any directors’ and officers’ liability insurance, (iii) actions, claims, liabilities, losses, and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, arising out or related to this Agreement, or (iv) rights of such Shareholder under the organizational documents of Acquiror or any other agreement entered into by such Shareholder or in connection with the transactions contemplated by the Business Combination Agreement and the right to receive such Shareholder’s applicable portion of the Aggregate Merger Consideration (collectively, the “Excluded Claims”). Each Shareholder (on behalf of him, her or itself and the other Releasing Parties) hereby agrees not to institute any proceeding against any Released Party with respect to any of the Released Claims but excluding the Excluded Claims. Each Shareholder represents, warrants and acknowledges that he, she or it has consulted with counsel with respect to the execution and delivery of this release and has been fully apprised of the consequences hereof. Each Shareholder agrees and acknowledges that the release in this Agreement constitutes a complete defense of any and all Released Claims, other than Excluded Claims.

Section 4.3 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the third (3rd) anniversary after the Closing, (b) the termination of the Business Combination Agreement; and (c) as to each Shareholder, the written agreement of Acquiror, the Sponsor, the Company and such Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. Notwithstanding anything to the contrary herein, this Article IV shall survive the termination of this Agreement.

Section 4.4 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 4.5 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT, OR IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE (AND ANY APPROPRIATE APPELLATE COURT THEREFROM) (THE “DELAWARE COURTS”) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE APPLICABLE DELAWARE COURT OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THE APPLICABLE DELAWARE COURT OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 4.10.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.5.

Section 4.6 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 4.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.8 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company, the Sponsor and the Shareholders.

Section 4.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.10 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror (prior to Closing) or the Sponsor:

Welsbach Acquisition Holdings LLC

160 S Craig Place

Lombard, Illinois 60148

Attention:	Daniel Mamadou
Chris Clower
Email:	daniel@welsbach.sg
chris@welsbach.sg

If to the Company or Acquiror (after the Closing):

EVOLUTION METALS LLC

516 S Dixie Hwy, Unit 209

West Palm Beach, FL 33401

Attention:	David Wilcox
Email:	david.wilcox@evolution-metals.com

If to the Shareholders, to the address set forth beneath such Shareholder’s signature block on the signature pages hereto.

Section 4.11 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 4.12 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

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IN WITNESS WHEREOF, the Shareholders, Acquiror, the Sponsor and the Company have each caused this Shareholder Lock-Up Agreement to be duly executed as of the date first written above.

SHAREHOLDERS:

[Shareholder Name]

By:
Name:	[____]
Address:	[____]

[Signature Page to Shareholder Lock Up Agreement]

Acquiror:

Welsbach Technology Metals Acquisition Corp.

By:
	Name:	Daniel Mamadou
	Title:	Chief Executive Officer

[Signature Page to Shareholder Lock Up Agreement]

SPONSOR:

Welsbach ACQUISITION HOLDINGS LLC

By:
	Name:	Christopher Clower
	Title:	Managing Member

[Signature Page to Shareholder Lock Up Agreement]

COMPANY:

EVOLUTION METALS LLC

By:
	Name:	David Wilcox
	Title:	Managing Member

[Signature Page to Shareholder Lock Up Agreement]

Schedule I

Shareholders and Korean Equity Interests

Shareholder	Korean Target	Percentage Ownership
[___]	[__]	[__]%